Exhibit 99
FORM 4 JOINT FILER INFORMATION

Name of “Reporting Persons”:	InterWest Partners VII, L.P.
InterWest Investors VII, L.P.
InterWest Management Partners VII, LLC

Stephen C. Bowsher
Harvey B. Cash
Philip T. Gianos
W. Scott Hedrick
W. Stephen Holmes
Gilbert H. Kliman
Thomas L. Rosch

Address:	2710 Sand Hill Road, Second Floor
Menlo Park, CA 94025

Designated Filer:	InterWest Partners VII, L.P.

Issuer and Ticker Symbol:	Metabasis Therapeutics, Inc. (MBRX)

Date of Event:	September 30, 2005
Each of the following is a Joint Filer with InterWest Partners VII, L.P. (“IP7”) and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 4:
InterWest Management Partners VII, LLC (“IMP7”) is the general partner of IP7 and InterWest Investors VII, L.P. (“II7”) and has sole voting and investment control over the shares owned by IP7 and II7. Harvey B. Cash, Philip T. Gianos, W. Scott Hedrick, W. Stephen Holmes, Gilbert H. Kliman, Arnold L. Oronsky and Thomas L. Rosch are managing directors of IMP7 and Stephen C. Bowsher is a venture member of IMP7. Arnold L. Oronsky has filed separately for his indirect ownership interests and is not a joint filer hereunder.
All Reporting Persons disclaim beneficial ownership of shares of Metabasis Therapeutics, Inc. stock held by IP7 and II7, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.
Each of the Reporting Persons listed above hereby designates InterWest Partners VII, L.P. as its designated filer of Forms 3,4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person hereby appoints InterWest Management Partners VII, LLC as its attorney in fact for the purpose of making reports relating to transactions in Metabasis Therapeutics, Inc. Common Stock.

InterWest Partners VII, L.P.

By:	InterWest Management Partners VII, LLC
Its General Partner

By:	/s/ Arnold L. Oronsky

Arnold L. Oronsky, Managing Director

InterWest Investors VII, L.P.

By:	InterWest Management Partners VII, LLC Its General Partner

By:	/s/ Arnold L. Oronsky

Arnold L. Oronsky, Managing Director

InterWest Management Partners VII, LLC

By:	/s/ Arnold L. Oronsky

Arnold L. Oronsky, Managing Director
/s/ Stephen C. Bowsher

Stephen C. Bowsher, an individual
/s/ Harvey B. Cash

Harvey B. Cash, an individual
/s/ Philip T. Gianos

Philip T. Gianos, an individual
W. Scott Hedrick
By: /s/ Karen A. Wilson, Power-of-Attorney

W. Scott Hedrick, an individual
W. Stephen Holmes
By: /s/ Karen A. Wilson, Power-of-Attorney

W. Stephen Holmes, an individual
/s/ Gilbert H. Kliman

Gilbert. H. Kliman, an individual
/s/ Thomas L. Rosch

Thomas L. Rosch, an individual